UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2017

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	333-174674	26-4012225
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 South Main Street, Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

2.01 - Completion of Acquisition or Disposition of Asset

Dream Homes acquired four home construction projects in the Company’s market area that are in various stages of construction. These projects will be the first projects in Dream’s new modular division. The projects were acquired from Jersey Modular. The locations of the four projects are follows:

105 Arnold Ave, Point Pleasant Beach.

45 Sage Court, Toms River.

328 Stephan Ave., Toms River

1 Burlington Ave., Leonardo

Along with the acquisition of the projects, Lou Obsuth, formerly with Jersey Modular, will join the Company and become Vice-President of Sales. Lou will head Dream’s new modular division from the new showroom in Point Pleasant. Lou has an extensive existing prospect and client base, and is also a licensed electrician.

Dream Homes also hired Joe Pascucci as its Vice-President of Business Development. Joe has extensive sales, marketing, and management experience in the renovation and new construction field. Joe developed and led the elevation, renovation and new home division for a competitor over the last four years and was responsible for $8 million in sales during that time. Joe is a graduate of Fordham University in New York and holds a Bachelor of Science in Computer Science and a Master’s Degree in Business Administration. Prior to his career in construction, Joe was a computer science and math professor at Richard Stockton College of NJ

Lou Obsuth and Joe Pascucci have not been added as either corporate officers or directors of Dream Homes.

Press Release issued on Thursday, June 1, 2017:

Dream Homes Adds Key Management / Sales Personnel and Starts New Modular Division in Point Pleasant, NJ

CEO Vince Simonelli conducts new audio taped interview to discuss current and recent developments

FORKED RIVER, NJ – June 1, 2017 – Dream Homes & Development Corporation (OTCQB: DREM), a licensed new home builder and general contractor, announces the addition of key personnel and a new division to its Company. These developments are designed to further grow the business, enhance its offerings, and service additional projects.

Dream Homes has hired Joe Pascucci as its VP of Business Development. Joe has extensive sales, marketing, and management experience in the renovation and new construction field. Joe developed and led the elevation, renovation and new home division for a competitor over the last four years and was responsible for $8 million in sales during that time. Joe is a graduate of Fordham University in New York and holds a Bachelor of Science in Computer Science and a Master’s Degree in Business Administration. Prior to his career in construction, Joe was a computer science and math professor at Richard Stockton College of NJ.

The Company has also hired Lou Obsuth as its VP of Sales. Lou has been successfully running a modular company, Jersey Shore Modular, for a number of years. Lou will now head our new modular division from our new showroom in Point Pleasant. Dream has acquired four ongoing projects from Lou as well as an extensive existing prospect and client base. Lou is also a licensed electrician.

The office and showroom in Point Pleasant will allow Dream Homes to better serve the northern Ocean / southern Monmouth region of New Jersey, and will complement the main office in Forked River. The showroom offers a complete kitchen, bath, flooring and finish design center.

To further communicate these personnel additions and company developments, President and CEO Vincent Simonelli has conducted an audio taped interview that can be heard at:

http://wallstreetanalyzer.com/2017/05/31/dream-homes-and-development-corp-otcqb-drem-ceo-interview/

Management and Personnel Overview:

Dream Homes is led by Vincent Simonelli, who has been directly involved in the development, construction and sale of over 2000 home and commercial projects since 1993 in New Jersey. In addition to developing and building over 1600 single and multi-family units, Vince developed an additional 1000 units which were sold to other national builders.

In addition to Vince, Dream Homes has three regional project managers, who manage construction projects in each of its three building regions.

Tim Tennis has over 30 years’ experience in both commercial and residential applications. In addition, Tim is or was licensed in all 3 mechanical trades (plumbing, electric and HVAC) and brings a wealth of structural experience to the table. Tim oversees and runs the busiest Dream region, which is the northern Ocean region and has directly overseen over 80 elevation and new home construction projects for Dream.

Jorge Sandoval has been with Dream Homes for four years and has extensive experience in residential renovations. Jorge has managed over 75 elevation and new home construction projects for the Company.

Michael Boccino is a recent addition to our construction management team and has over 35 years’ experience in both residential and commercial projects. Michael also has extensive experience in management and construction of new home developments and will be overseeing one or more of the projects Dream Homes has in the pipeline.

Additionally, Dream Homes has three separate framing crews, its own plumbing crew, its own dedicated HVAC crew and a licensed electrician on staff.

About Dream Homes & Development Corp.

Dream Homes & Development Corp. (OTCQB: DREM) is a full-service construction company based in Forked River, New Jersey equipped to complete all aspects of a building project from design, architectural, engineering, and construction. As licensed new home builders and general contractors, Dream Homes is actively raising, renovating and reconstructing homes up and down the New Jersey shore area. In addition to its renovation and elevation division, Dream has several properties in development, comprising new single-family homes and townhome projects. Please visit our website at www.dreamhomesltd.com.

About Wall Street Analyzer:

The Wall Street Analyzer’s staffs of writers, analysts, publishers, producers, market researchers, and PR professionals aim to provide investors with the tools they need to make informed decisions on buying stock. Our staff is a mix of financial professionals and media savvy individuals whose experiences bring the best talent from both ends of the spectrum. On one hand our financial experience gives us the ability to identify promising, off the grid companies before they are uncovered by the rest of the market, and on the other hand our media experience allows us to produce interviews which appeal to a large audience because we provide a format in which more investors can understand a featured companies’ upside.

Forward-Looking Statements

This press release may contain forward-looking statements. The words “believe,” “expect,” “should,” “intend,” “estimate,” “projects,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks are detailed in the Company’s respective filings at www.otcmarkets.com.

Company Contacts:

Dream Homes & Development Corp.

Vincent Simonelli, President & CEO

Office: (609) 693-8881

Email: vince@dreamhomesltd.com

Investor Relations:

Green Chip IR

Attn: Matt Chipman

Office: (818) 923-5302

Email: matt@greenchipir.com

Link to press release:

http://www.marketwired.com/press-release/dream-homes-adds-key-management-sales-personnel-starts-new-modular-division-point-otcqb-drem-2219730.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dream Homes & Development Corp.

/s/ Vincent Simonelli
Vincent Simonelli, President & CEO
Date: June 5, 2017